UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2018

Clearside Biomedical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37783	45-2437375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 North Point Parkway, Suite 200

Alpharetta, GA 30005

(Address of principal executive offices, including zip code)

(678) 270-3631

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial account standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02	Results of Operations and Financial Condition.

On March 6, 2018, Clearside Biomedical, Inc. (the “Company”) filed a preliminary prospectus supplement with the U.S. Securities and Exchange Commission in connection with a proposed registered underwritten public offering of common stock (the “Offering”), which included the following disclosure:

“As of December 31, 2017, we had approximately $37.6 million of cash, cash equivalents and short-term investments. This amount is an unaudited and preliminary estimate that (i) represents the most current information available to management as of the date of this prospectus supplement, (ii) is subject to completion of financial closing and auditing procedures that could result in significant changes to the estimated amounts, and (iii) does not present all information necessary for an understanding of our financial condition as of, and our results of operations for the year ended, December 31, 2017. Accordingly, you should not place undue reliance on this preliminary estimate.”

Item 8.01	Other Events.

On March 5, 2018, the Company issued a press release announcing positive topline results from a pivotal Phase 3 clinical trial of CLS-TA in macular edema associated with non-infectious uveitis. On March 6, the Company issued a press release announcing an update on its two Phase 3 clinical trials CLS-TA in retinal vein occlusion. Also on March 6, 2018, the Company issued a press release announcing the Offering. Copies of the press releases are filed as Exhibits 99.1, 99.2 and 99.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Caution Concerning Forward Looking Statements

This Current Report on Form 8-K may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements include statements about the Company’s anticipated public offering, anticipated use of proceeds, clinical development of the Company’s product candidates, expectations regarding future clinical trials, the preliminary financial results as of December 31, 2017 and future expectations and plans and prospects for the Company. These forward-looking statements are based on information currently available to the Company and its current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, and uncertainties inherent in the initiation of future clinical trials. The Company’s forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning the Company’s business are described in additional detail in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2017, the Company’s preliminary prospectus supplement filed with the Securities and Exchange Commission on March 6, 2018 and in the Company’s other Periodic and Current Reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release, dated March 5, 2018, titled “Clearside Biomedical Announces Positive Topline Results from Pivotal Phase 3 Clinical Trial of CLS-TA in Macular Edema Associated with Non-Infectious Uveitis”

99.2	Press Release, dated March 6, 2018, titled “Clearside Biomedical Provides Update on Two Phase 3 Clinical Trials of CLS-TA in Retinal Vein Occlusion”

99.3	Press Release, dated March 6, 2018, titled “Clearside Announces Proposed Offering of Common Stock”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARSIDE BIOMEDICAL, INC.

	By:	/s/ Charles A. Deignan
Date: March 6, 2018		Charles A. Deignan Chief Financial Officer